EXHIBIT 99.1

April 23, 2015

CANNAPHARMARX’S BOARD OF DIRECTORS APPROVES PLAN OF MERGER

(Carneys Point, NJ – April 23, 2015) — CannaPharmaRx, Inc. (OTCQB: CPMD), an early stage pharmaceutical company whose purpose is to advance cannabinoid research and discovery (the “Company”), announced today that it has entered into an Amended and Restated Agreement and Plan of Merger with CannaPharmaRX, Inc., a Colorado corporation (the “Colorado Company”) and the Company’s largest stockholder, and with a wholly-owned subsidiary of the Company. Upon completion of the merger, which remains subject to the approval of the shareholders of the Colorado Company and customary closing conditions, the acquisition subsidiary will merge with and into the Colorado Company, with the Colorado Company remaining as the surviving corporation and a wholly-owned, non-operating subsidiary of the Delaware Company. The merger is expected to close, subject to satisfaction of conditions, on or about April 30, 2015.

Mr. Gerry Crocker, CannaPharmaRx’s CEO, commented, “We have been actively working over the past few weeks to complete the combination of the Company with the Colorado entity, which is the final step in our Company’s formation contemplated in 2014, and to simplify our legal structure. We are happy to be delivering soon on this corporate milestone and look forward to a smooth closing of this transaction at the end of the month.”

About CannaPharmaRx, Inc.
CannaPharmaRx, Inc. is an early-stage pharmaceutical company whose purpose is to advance cannabinoid research and discovery using proprietary formulation and drug delivery technology currently in development. Cannabinoids are a class of chemicals that, once ingested, are active in humans and animals through the “endocannabinoid system” – one of the most widely expressed system of receptors in the human body. CannaPharmaRx is currently focused on targeting disease states where its delivery systems can have optimal impact with therapeutic differentiation among alternative cannabinoid therapies, including: neurological disorders, oncology, infectious disease, pain management, inflammatory disease, gastrointestinal disorders and ophthalmology. For more information, please visit www.CannaPharmaRx.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend” among others. These forward-looking statements are based on CannaPharmaRx’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: our ability to satisfy the closing conditions to the proposed merger, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical products under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that the merger or other matters discussed in this press release will be completed or successful. CannaPharmaRx does not undertake any obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in CannaPharmaRx’s Annual Report on Form 10-K for the year ended December 31, 2014 and other periodic reports filed with the Securities and Exchange Commission.

Contact:

Investor Relations for Viridian Capital & Research, LLC:
Michael Swartz, Analyst
212-333-0257
mswartz@viridiancr.com

Investor Relations for CannaPharmaRx, Inc.:
Bridamary Rosario
856-376-0500
bbrosario@cannapharmarx.com